Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-36357) and on Form S-8 (Nos. 333-88760, 333-62118, 33-39185, 33-36975, 33-44301, 333-42495, 333-13707, 333-16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987, 333-45078 and 333-102688) of Borland Software Corporation of our report dated January 27, 2003 except for Note 21 for which it is March 21, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

San Jose, CA

March 25, 2003